rennova health discusses the timing of filing 2019 quarterly reports to regain compliance, with the stock day podcast

WEST PALM BEACH, Fla. (October 30, 2019) – Rennova Health, Inc. (OTC: RNVA), (OTC: RNVAW) (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that acquired its third rural hospital in Tennessee at the beginning of March 2019, announces that Rennova CEO and President of the Company, Seamus Lagan, joined Stock Day host Everett Jolly for a business update.

Jolly began the interview by noting that the Company has now filed the outstanding 2018 audited financial statement and asked when the 2019 quarterly reports will be filed. Lagan explained that the Company’s 10-Qs should be filed within the next couple of weeks, including their third 10-Q which is due by November 14th. “You do get a five-day extension, but really by mid-November I’d like to see the Company all filed, up-to-date, and with our financial information out there and available to investors,” said Lagan.

“Do you still plan to complete the 1 for 10,000 reverse split that was previously planned?”, asked Jolly. “We have no option but to complete that reverse split,” replied Lagan, adding that the reverse will result in a minimal number of shares issued and outstanding. “It should start to reflect a very different value for the company,” said Lagan.

Jolly then commented on the Company’s third acquisition, Jellico, and asked whether or not this facility has started generating cash flow. Lagan explained that it took approximately seven months for Jellico to begin collecting its revenue and confirmed that the cash is finally starting to get collected. “That is making life a lot easier for operations. It allows us to get our focus back to reopening the Jamestown hospital,” said Lagan. “It’s good to see that cash flow starting and these hospitals starting to pay their own way.”

“Do you have a date set for the reopening of the Jamestown facility?”, asked Jolly. Seamus shared that the Company does not have an official date set for the reopening of the hospital but has already begun hiring at that location. “There’s quite a lot to do, but we’re really looking forward to all three facilities operating. It’s then that we can start to get some real synergy in costs, savings, and services, and see the revenues increasing,” said Lagan.

To close the interview, Lagan shared that the past few months have presented many challenges to the Company, however they are overcoming these challenges thanks to an experienced and driven management team. “I think anyone looking at this company and this management team will have to realize that we don’t give up. So, we will get there,” said Lagan, adding that for the remainder of this year the Company will focus on the reopening of their Jamestown facility. “Once we’re compliant and do complete the reverse, I think it allows us to restructure some of the existing debt that the Company has and will put us in a much better position for next year.”

To hear Seamus Lagan’s entire interview, follow the link to the podcast here: https://audioboom.com/posts/7409415-rennova-health-inc-discusses-the-company-s-current-challenges-with-the-stock-day-podcast

About Rennova Health, Inc.

Rennova operates three rural hospitals and a physician’s office in Tennessee and a physician’s office in Kentucky and provides industry-leading diagnostics and supportive software solutions to healthcare providers. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health

Sebastien Sainsbury, 561-666-9818

ssainsbury@rennovahealth.com

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